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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-58129, 2-92048, 2-97522, 2-97523, 333-92615 and 333-92617) of AMC Entertainment Inc. of our report dated May 27, 2003 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

July 2, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS